Exhibit 23



               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-55894 and 33-68898) and Form S-3 (Nos. 33-94666 and 333-1988) of ACX Technologies, Inc. of our report dated January 27, 1999 appearing on page 30 of this Annual Report on Form 10-K.




PricewaterhouseCoopers LLP
Denver, Colorado
March 24, 1999